As filed with the Securities and Exchange Commission on October 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mirum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-1281555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Mirum Pharmaceuticals, Inc.

950 Tower Lane, Suite 1050

Foster City, California 94404

(650) 667-4085

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher Peetz

President and Chief Executive Officer

Mirum Pharmaceuticals, Inc.

950 Tower Lane, Suite 1050

Foster City, California 94404

(650) 667-4085

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason L. Kent

Alexa M. Smith

Cooley LLP

55 Hudson Yards

New York, New York 10001

(212) 479-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

PROSPECTUS

7,937,448 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders named herein are offering on a resale basis an aggregate of 7,937,448 shares (the “Shares”) of common stock, par value $0.0001 per share (“common stock”), of Mirum Pharmaceuticals, Inc., a Delaware corporation (the “Company”) pursuant to the terms of those certain Subscription Agreements, dated as of July 16, 2023 (as amended, the “Subscription Agreement”), by and among the Company and the selling stockholders (the “Selling Stockholders”). We will not receive any of the proceeds from the sale or other disposition of the Shares by the Selling Stockholders.

The Selling Stockholders may sell or otherwise dispose of the Shares in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Shares in the section entitled “Plan of Distribution” on page 13. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (the “SEC”).

Our common stock is currently quoted on The Nasdaq Global Market under the symbol “MIRM.” On October 12, 2023, the last reported sale price of our common stock on The Nasdaq Global Market was $28.04 per share.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.

Investing in our securities involves risks. You should carefully consider the Risk Factors beginning on page 6 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated October 13, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, the Selling Stockholders may, from time to time, offer and sell the shares described in this prospectus in one or more offerings. Information about the Selling Stockholders may change over time.

This prospectus provides you with a general description of the Shares the Selling Stockholders may offer. Each time the Selling Stockholders sell Shares using this prospectus, to the extent necessary and required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of Shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in shares of our common stock. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for more information.

Neither we nor the Selling Stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the Selling Stockholders take any responsibility for, nor can provide assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders have authorized any other person to provide you with different or additional information, and neither of us are making an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any prospectus supplement or any sale of Shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside of the United States, neither we nor the Selling Stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

Unless the context otherwise requires, we use the terms “Mirum,” “company,” “we,” “us,” and “our” in this prospectus to refer to Mirum Pharmaceuticals, Inc. and, where appropriate, our subsidiaries.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended, that involve substantial risks and uncertainties. These forward-looking statements speak only as of the date of this prospectus or the documents incorporated by reference in this prospectus, as applicable, and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus and the documents incorporated by reference herein entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus and the documents incorporated by reference herein.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “project,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these statements.

These forward-looking statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. These statements involve risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and the documents incorporated by reference herein, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus, and while we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements about:

•

the commercialization of LIVMARLI® (maralixibat) oral solution (“Livmarli”), Chenodal® (chenodiol) tablets (“Chenodal”) for the treatment of cerebrotendinous xanthomatosis (“CTX”), CHOLBAM® (cholic acid) capsules (“Cholbam”) and our other product candidates, if approved;

•

our ability to obtain and maintain regulatory approval for our product candidates or any of our future product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product candidate;

•	our ability to develop and maintain sales and marketing capabilities, whether alone or with potential future collaborators;

•	our plans to research, develop and commercialize our product candidates, including the timing of our ongoing clinical trials of Livmarli, volixibat and Chenodal for CTX;

ii

•

our expectations regarding the size of target patient populations for Livmarli, Chenodal, Cholbam and our other product candidates, if approved for commercial use, and any additional product candidates we may develop;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	the rate and degree of market acceptance of our product candidates, as well as third-party payor coverage and reimbursement for our product candidates;

•	our ability to attract collaborators with development, regulatory and commercialization expertise;

•	our expectations regarding our ability to obtain, maintain, enforce and defend our intellectual property protection for our product candidates;

•	regulatory and legal developments in the United States and foreign countries;

•	the performance of our third-party suppliers and manufacturers;

•	the success of competing therapies that are or may become available;

•	our ability to attract and retain key scientific or management personnel;

•	our ability to obtain funding for our operations; and

•	the accuracy of our estimates regarding expenses, capital requirements and needs for additional financing.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for our management to predict all risk factors and uncertainties. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See the section entitled “Where You Can Find Additional Information” in this prospectus.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read the entire prospectus carefully, including “Risk Factors,” and the consolidated financial statements and related notes and information incorporated by reference into this prospectus, before making an investment decision. Some of the statements in this summary constitute forward-looking statements, see “Special Note Regarding Forward-Looking Statements.”

Company Overview

We are a biopharmaceutical company dedicated to transforming the treatment of rare diseases affecting children and adults. We have three approved medications: LIVMARLI® (maralixibat) oral solution, Cholbam® (cholic acid) capsules, and Chenodal® (chenodiol) tablets.

Livmarli is a novel, orally administered, minimally-absorbed ileal bile acid transporter (“IBAT”) inhibitor (“IBATi”) that is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome (“ALGS”) three months of age and older in the United States and for the treatment of cholestatic pruritus in patients with ALGS two months of age and older in Europe. We believe the prevalent patient population in the United States is approximately 2,000 to 2,500 pediatric ALGS patients, which, based on our current expectations and beliefs, represents a greater than $500.0 million market opportunity. ALGS is estimated to impact one out of every 30,000 births globally. We market and commercialize Livmarli in the United States and certain countries in Europe through our specialized and focused commercial team. We have also entered into license and distribution agreements with several rare disease companies for the commercialization of Livmarli in additional countries. We are also developing Livmarli for progressive familial intrahepatic cholestasis (“PFIC”) and biliary atresia (“BA”). We have submitted a Supplemental New Drug Application (“sNDA”) to the U.S. Food and Drug Administration (“FDA”) and a marketing authorization to the European Marketing Agency (“EMA”) based on positive data from our Phase 3 study of Livmarli in patients with PFIC.

In July 2023, we entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Travere Therapeutics, Inc., a Delaware corporation (“Travere”), pursuant to which we acquired Travere’s bile acid product portfolio, including Cholbam and Chenodal, two therapies addressing rare diseases in high-need settings. Cholbam is FDA-approved for the treatment of bile acid synthesis disorders due to single enzyme deficiencies and adjunctive treatment of peroxisomal disorders in patients who show signs or symptoms or liver disease. Chenodal has received medical necessity recognition by the FDA to treat patients with cerebrotendinous xanthomatosis (CTX). We believe the prevalent patient population in the United States with bile acid synthesis disorder is approximately 200-300 and that the prevalent population with CTX exceeds 1,000.

Our late-stage pipeline includes three investigational treatments for debilitating liver diseases. The Livmarli development program includes the Phase 2b EMBARK clinical trial for BA. We expect to report topline data from the EMBARK trial in the second half of 2023. We are also advancing our product candidate volixibat, a novel, oral, minimally-absorbed agent designed to inhibit IBAT, for the treatment of adult patients with cholestatic liver diseases. We are developing volixibat in the setting of primary sclerosing cholangitis (“PSC”) and primary biliary cholangitis (“PBC”). Volixibat has been studied in over 400 adults for up to 48 weeks. Clinical trials of volixibat have shown significant activity on IBAT and bile acid markers such as 7αC4, fecal bile acids and cholesterol, demonstrating potent biological activity. We expect to conduct an interim analysis of our VISTAS Phase 2b clinical trial in PSC and report interim data from our VANTAGE Phase 2b clinical trial in PBC, both in the first half of 2024.

In October 2023, we reported positive topline data from our RESTORE clinical trial evaluating Chenodal in patients with CTX. The study objective was to evaluate the safety and efficacy of Chenodal by measurement of urine bile alcohols and other secondary measures. The primary endpoint of reduction in bile alcohols (urine 23S-pentol) was highly statistically significant (p<0.0001). The difference between placebo and active Chenodal at the end of the randomized double-blind withdrawal period was 20-fold. All secondary endpoints were also met. We plan to submit a new drug application for Chenodal for the treatment of CTX to the FDA in the first half of 2024.

Private Placement

On July 16, 2023, we executed the Purchase Agreement with Travere. Concurrently with the execution and delivery of the Purchase Agreement, certain parties (the “PIPE Investors”) entered into subscription agreements (the “Subscription Agreements”) with us, pursuant to which they agreed to purchase immediately prior to, but subject to, the consummation of the transactions contemplated by the Purchase Agreement (the “Asset Purchase”), shares of our common stock, par value $0.0001 per share, for an aggregate purchase price of approximately $210,000,000 at a price per share equal to $26.25, the closing price of our common stock on July 14, 2023 (the “Private Placement”). The Asset Purchase and the Private Placement closed on August 31, 2023.

The offer and sale of shares of common stock issued to the Selling Stockholders were not initially registered under the Securities Act or any state securities laws. We relied on the exemption from the registration requirements afforded by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder for the Private Placement. In connection with their execution of Subscription Agreements, each of the Selling Stockholders represented to us that such selling stockholder is either (i) an “accredited investor” as defined in Regulation D of the Securities Act, or (ii) a qualified institutional buyer (as defined in Rule 144A of the Securities Act), and that the securities purchased by such selling stockholder were being acquired solely for its own account and for investment purposes and not with a present view to its future public sale or distribution.

The PIPE Investors were entitled to the registration rights set forth in the form Registration Rights Agreement attached to the Subscription Agreements, pursuant to which, we agreed to prepare and file, within 45 days after the closing, a registration statement with the SEC to register for resale the shares of our common stock issued under the Subscription Agreements, and to cause the registration statement to become effective within a specified time after the filing of the registration statement.

Summary of Risks Associated with our Business

Below is a summary of the principal factors that make an investment in our securities speculative or risky. This summary does not address all of the risks that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, and other risks and uncertainties that we face, are set forth below under the heading “Risk Factors” contained in this prospectus, any prospectus supplement or related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.

•	The success of our business depends, in part, on our ability to market and sell our approved medicines profitably.

•

If we are unable to adequately grow, maintain and scale our marketing and sales capabilities or enter into or maintain rights pursuant to agreements with third parties to market and sell our approved medicines we may not be able to generate sufficient revenues to be viable.

•

Our approved medicines or any one of our product candidates, if approved, may fail to achieve the market acceptance among physicians, patients and others in the medical community necessary for commercial success.

•

We rely completely on third parties to manufacture and distribute our clinical and commercial drug supplies, including certain sole-source suppliers and manufacturers. These third parties may fail to obtain and maintain regulatory approval for their facilities, fail to provide us with sufficient quantities of drug substance, drug product, or labeled finished product in a timely fashion, or fail to do so at acceptable quality levels or prices.

•

Our business depends, in part, on the success of our product candidates, each of which requires significant clinical testing before we can seek regulatory approval and potentially launch commercial sales.

•

We have encountered and may continue to encounter delays and difficulties enrolling patients in our clinical trials, and as a result, our clinical development activities could be delayed or otherwise adversely affected.

•	Our clinical trials may fail to adequately demonstrate the safety and efficacy of our product candidates, which could prevent or delay regulatory approval and commercialization.

•	Clinical drug development involves a lengthy and expensive process with uncertain outcomes, and results of earlier studies and trials may not be predictive of future trial results.

•

Any delays in the commencement or completion, or termination or suspension, of our clinical trials could result in increased costs for us, delay or limit our ability to generate revenue and adversely affect our commercial prospects.

•

Our product candidates are subject to extensive regulation and compliance, which is costly and time consuming, and such regulation may cause unanticipated delays or prevent the receipt of the required approvals to commercialize our product candidates.

•

We face significant competition from other biotechnology and pharmaceutical companies with products that may directly or indirectly compete with ours, and our operating results will suffer if we fail to compete effectively.

•	We may fail to realize all of the anticipated benefits of the Asset Purchase or those benefits may take longer to realize than expected.

•	We depend on intellectual property licensed from third parties and termination of any of these licenses could result in the loss of significant rights, which would harm our business.

•

We may need substantial additional financing to continue our commercialization efforts for our approved medicines, develop our product candidates and implement our operating plans. If we fail to obtain additional financing when needed, we may be forced to delay, reduce or eliminate our product development programs or commercialization efforts.

•

We do not currently have patent protection or regulatory exclusivity for certain of our approved medicines or may rely solely upon regulatory exclusivity. If we are unable to obtain and maintain sufficient intellectual property protection for our approved medicines and our product candidates, or if the scope of the intellectual property protection is not sufficiently broad, our competitors could develop and commercialize products similar or identical to ours, and our ability to successfully commercialize our approved medicines and our other product candidates, if approved, may be adversely affected.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm under Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until December 31, 2024 or until we are no longer an “emerging growth company,” whichever is earlier. We will cease to be an emerging growth company prior to the end of such period if certain earlier events occur, including if we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of accounting standards that have different effective dates for public and private companies until those standards would otherwise apply to private companies. We have not elected to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As of June 30, 2023, the market value of our common stock held by non-affiliates exceeded $700.0 million. As a result, we will be a large accelerated filer and thus will cease to be an emerging growth company effective December 31, 2023. Additionally, we will no longer qualify as a smaller reporting company beginning with our first Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2024.

Corporate Information

We were incorporated in Delaware in May 2018. Our principal executive offices are located at 950 Tower Lane, Suite 1050, Foster City, California 94404, and our telephone number is (650) 667-4085. Our corporate website address is www.mirumpharma.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. Our design logo, “Mirum,” and our other registered and common law trade names, trademarks and service marks are the property of Mirum Pharmaceuticals, Inc.

THE OFFERING

We are registering for resale by the Selling Stockholders named herein 7,937,448 shares as described below:

Securities Offered	7,937,448 shares of common stock

Use of Proceeds	We will not receive any of the proceeds from the sale or other disposition of the Shares by the Selling Stockholders. See “Use of Proceeds” on page 7 of this prospectus.

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus for a discussion of factors you should consider carefully before making an investment decision.

Nasdaq Global Market Symbol	“MIRM”

Throughout this prospectus, when we refer to the shares of our common stock, the offer and resale of which is being registered for the Selling Stockholders, we are referring to the shares of common stock that have been issued to the Selling Stockholders in the Private Placement as described above. When we refer to the Selling Stockholders in this prospectus, we are referring to the Selling Stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We are registering the resale of the Shares by the Selling Stockholders. We will not receive any proceeds from the sale or other disposition of the Shares offered by this prospectus.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the Selling Stockholders pursuant to this prospectus. We are also obligated to pay the reasonable fees and expenses of a single counsel to the Selling Stockholders in connection with the registration of shares pursuant to this prospectus in an amount not to exceed $35,000. Other than registration expenses, the Selling Stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of our common stock.

SELLING STOCKHOLDERS

This prospectus covers the possible resale by the Selling Stockholders identified in the table below of 7,937,448 Shares. The Selling Stockholders may sell some, all or none of their Shares. We do not know how long the Selling Stockholders will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the Shares.

The following table presents information regarding the Selling Stockholders and the Shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders, and reflects their holdings as of August 31, 2023, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the stockholder has sole or shared voting power or investment power as well as any shares that the stockholder has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, the Selling Stockholders named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. The percentage of shares beneficially owned before and after the offering is based on 46,438,219 shares of our common stock actually outstanding as of August 31, 2023. This information has been obtained from the Selling Stockholders or in Schedules 13G or 13D and other public documents filed with the SEC. Unless otherwise indicated, the address for the persons and entities listed in the table below is c/o Mirum Pharmaceuticals, Inc., 950 Tower Lane, Suite 1050, Foster City, California. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” We cannot advise as to whether the Selling Stockholders will in fact sell any or all of such shares. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below:

Selling Stockholder	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering	Shares Beneficially Owned After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering(1)
Entities affiliated with Eventide Asset Management, LLC (2)	4,016,002	8.65%	380,953	3,635,049	7.83%
Entities affiliated with Frazier Life Sciences (3)	2,608,480	5.62%	1,714,285	894,195	1.93%
Entities affiliated with BVF Partners L.P. (4)	2,173,810	4.68%	1,523,810	650,000	1.40%
Entities affiliated with Janus Henderson Investors (5)	1,180,780	2.54%	952,381	228,399	* %
Polar Capital Funds plc – Biotechnology Fund (6)	1,130,953	2.44%	380,953	750,000	1.62%
Avidity Master Fund LP (7)	1,142,850	2.46%	1,142,850	—	—
Entities affiliated with Prosight Management, LP (8)	820,132	1.77%	127,924	692,208	1.49%
Perceptive Life Sciences Master Fund, Ltd. (9)	692,042	1.49%	190,476	501,566	1.08%
Entities affiliated with Sofinnova Investments, Inc. (10)	629,976	1.36%	457,150	172,826	* %
Citadel CEMF Investments Ltd. (11)	380,953	* %	380,953	—	—
Longitude Prime Fund, L.P. (12)	380,953	* %	380,953	—	—
Entities affiliated with Baker Bros. Advisors LP (13)	190,476	* %	190,476	—	—
Entities affiliated with Sphera Funds (14)	114,284	* %	114,284	—	—

*	Represents beneficial ownership of less than one percent.
(1)	Assumes all Shares offered by each Selling Stockholder hereby are sold and that each Selling Stockholder buys or sells no additional shares of common stock prior to the completion of this offering.
(2)

Shares set forth under “Shares Beneficially Owned Before this Offering” consist of (i) 1,628,572 shares of common stock held by Eventide Gilead Fund and (ii) 2,387,430 shares of common stock held by Eventide Healthcare & Life Sciences Fund. Each of Eventide Gilead Fund and Eventide Healthcare & Life Sciences Fund is a registered investment company for which Eventide Asset Management, LLC acts as investment adviser. Eventide Asset Management, LLC has voting and investment power with respect to all of such shares. The address of Eventide Asset Management, LLC is One International Place, Suite 4210, Boston MA 02110. Eventide Multi-Asset Income Fund, an entity affiliated with Eventide Gilead Fund and Eventide Healthcare & Life Sciences Fund, also holds 1,400,000 of our convertible bonds.

(3)

Shares set forth under “Shares Beneficially Owned Before this Offering” held by Frazier Life Sciences Public Fund, L.P., Frazier Life Sciences X, L.P., Frazier Life Sciences Public Overage Fund, L.P. and Frazier Life Sciences XI, L.P., which we refer to collectively as the Frazier Life Sciences Entities, consist of: (i) 1,205,732 shares of common stock held directly by Frazier Life Sciences Public Fund, L.P., (ii) 147,991 shares of common stock held directly by Frazier Life Sciences X, L.P., (iii) 782,344 shares of common stock held directly by Frazier Life Sciences Public Overage Fund, L.P. and (iv) 472,413 shares of common stock held directly by Frazier Life Sciences XI, L.P. FHMLSP, L.P. is the general partner of Frazier Life Sciences Public Fund, L.P. and FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. Patrick Heron, James N. Topper, Albert Cha and James Brush are the managing partners of FHMLSP, L.L.C. and therefore share voting and investment power over the shares held by Frazier Life Sciences Public Fund, L.P. FHMLS X, L.P. is the general partner of Frazier Life Sciences X, L.P. and FHMLS X, L.L.C. is the general partner of FHMLS X, L.P. Mr. Heron and Dr. Topper are the managing partners of FHMLS X, L.L.C. and therefore share voting and investment power over the shares held by Frazier Life Sciences X, L.P. FHMLSP Overage, L.P, is the general partner of Frazier Life Sciences Public Overage Fund, L.P. and FHMLSP Overage, L.L.C. is the general partner of FHMLSP Overage, L.P. Mr. Heron, Dr. Topper, Mr. Cha and Mr. Brush are the managing partners of FHMLSP Overage L.L.C. and therefore share voting and investment power over the shares held by Frazier Life Sciences Public Overage Fund, L.P. FHMLS XI, L.P. is the general partner of Frazier Life Sciences XI, L.P. and FHMLS XI, L.L.C. is the general partner of FHMLS XI, L.P. Mr. Heron, Dr. Topper and Daniel Estes are the managing partners of FHMLS XI, L.L.C. and therefore share voting and investment power over the shares held by Frazier Life Sciences XI, L.P. Mr. Heron, Dr. Topper, Mr. Cha, Mr. Brush and Mr. Estes disclaim beneficial ownership of such securities except to the extent of any pecuniary interests therein. The address of each of Frazier Life Sciences Entities is 601 Union Street, Suite 3200, Seattle, Washington 98101. Christopher Peetz, our Chief Executive Officer, has served as a senior advisor to Frazier Life Sciences. Mr. Heron is a member of our Board of Directors.

(4)

Shares set forth under “Shares Beneficially Owned Before this Offering” consist of (i) 1,158,911 shares of common stock held by Biotechnology Value Fund, L.P. (“BVF LP”), (ii) 881,991 shares of common stock held by Biotechnology Value Fund II, L.P. (“BVF2 LP”), (iii) 103,288 shares of common stock held by Biotechnology Value Trading Fund OS LP (“BVF OS”), and (iv) 29,620 shares of common stock held by MSI BVF SPV, LLC (“MSI BVF”, and together with BVF LP, BVF2 LP and BVF OS, the “BVF Entities”). BVF I GP LLC is the general partner of BVF LP. BVF II GP LLC is the general partner of BVF2 LP. BVF Partners OS Ltd. is the general partner of BVF OS. BVF GP Holdings is the sole member of BVF I GP LLC and BVF II GP LLC. BVF Partners L.P. is the sole member of BVF Partners OS Ltd. and investment manager of BVF LP, BVF2 LP, BVF OS and MSI BVF. BVF Inc. is the general partner of BVF Partners L.P. Mark N. Lampert is director and officer of BVF Inc. Each of BVF I GP LLC, BVF II GP LLC, BVF Partners OS Ltd., BVF GP Holdings LLC, BVF Partners L.P. BVF Inc. and Mr. Lampert disclaim beneficial ownership of securities beneficially owned by the BVF Entities except to the extent of its or his pecuniary interest therein. The address of the BVF Entities is c/o BVF Partners L.P., 44 Montgomery St, 40th Floor, San Francisco, CA 94104.

(5)

Shares set forth under “Shares Beneficially Owned Before this Offering” consist of (i) 534,684 shares of common stock held by Janus Henderson Biotech Innovation Master Fund Limited (“Janus Biotech”), (ii) 283,354 shares of common stock held by Janus Henderson Capital Funds plc—Janus Henderson Global Life

Sciences Fund (“Janus Capital”), and (iii) 362,742 shares of common stock held by Janus Henderson Global Life Sciences Fund (“Janus Global Life Sciences” and together with Janus Biotech and Janus Capital, the “Janus Entities”). Such shares owned by the Janus Entities may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Janus Entities and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of each of the Janus Entities. Under the terms of its management contract with each of the Janus Entities, Janus has overall responsibility for directing the investments of the Janus Entities in accordance with its investment objective, policies and limitations. Janus Biotech has Andrew Acker, Daniel S. Lyons, and Agustin Mohedas acting as portfolio managers, as appointed by and serving at the pleasure of Janus to make decisions with respect to the voting and disposition of the shares. Each of Janus Capital and Janus Global Life Sciences has Andrew Acker and Daniel S. Lyons, acting as portfolio managers, as appointed by and serving at the pleasure of Janus to make decisions with respect to the voting and disposition of the shares. The address for Janus and each of the Janus Entities is 151 Detroit Street, Denver, CO 80206.
(6)

Shares set forth under “Shares Beneficially Owned Before this Offering” consist of 1,130,953 shares of common stock held by Polar Capital Funds plc – Biotechnology Fund, as sub-fund of Polar Capital Funds plc, a company with variable capital and segregated liability between sub-funds incorporated in Ireland and authorized by the Central Bank of Ireland pursuant to the European Communities (Undertakings for Investment in Transferable Securities) Regulations 2011, as amended and with the address George’s Court, 54-62 Townsend Street, Dublin 2, Ireland. The investment manager of the entity is Polar Capital LLP, an FCA and SEC regulated fund manager/investment advisor, which has the ability to make decisions with respect to the voting and disposition of the shares and has overall responsibility for directing the investments of Polar Capital Funds plc – Biotechnology Fund in accordance with its investment objective, policies and limitations. Polar Capital LLP is 100% owned by Polar Capital Partners Ltd, which is in turn 100% owned by Polar Capital Holdings plc, a London AIM listed holding company. Certain directors/employees are beneficial owners of Polar Capital Holdings plc but each such individual disclaims any beneficial ownership of the reported shares, other than to the extent they may or may not hold shares directly of Polar Capital Funds plc – Biotechnology Fund. The address for the investment manager is 16 Palace Street, London, United Kingdom, SW1E 5JD.

(7)

Shares set forth under “Shares Beneficially Owned Before this Offering” consist of 1,142,850 shares of common stock held by Avidity Master Fund LP (“Avidity Master”), a Cayman exempted limited partnership. The general partner of Avidity Master is Avidity Capital Partners Fund (GP) LP, a Delaware limited partnership, whose general partner is Avidity Capital Partners (GP) LLC, a Delaware limited liability company. Avidity Partners Management LP is the investment manager of Avidity Master. Avidity Partners Management (GP) LLC is the general partner of Avidity Partners Management LP. David Witzke and Michael Gregory are the managing members of Avidity Capital Partners (GP) LLC and Avidity Partners Management (GP) LLC. Mr. Witzke and Mr. Gregory may be deemed to have shared voting and investment power of the securities held by Avidity Master. Each of Mr. Witzke and Mr. Gregory disclaim beneficial ownership of such securities, except to the extent of his or her pecuniary interest therein. The principal business address of Avidity Master is 2828 N. Harwood Street, Suite 1220, Dallas, TX 75201.

(8)

Shares set forth under “Shares Beneficially Owned Before this Offering” consist of (i) 191,745 shares of common stock held by GCM Grosvenor Equity Opportunities Master Fund, L.P., now known as Belmont Harbor Master Fund, L.P., (ii) 21,871 shares of common stock held by West Tower Partners, LP, (iii) 213,341 shares of common stock held by Prosight Plus Fund, LP, (iv) 72,119 shares of common stock held by Prosight Fund, LP and (v) 321,056 shares of common stock held by certain separately managed accounts (collectively, the “Managed Accounts”). Each of Prosight Management, LP (“Prosight Management”), Prosight Partners, LLC (“Prosight Partners”) and W. Lawrence Hawkins has shared voting and dispositive power over 285,460 of such shares of common stock, which includes 72,119 shares over which Prosight Fund, LP (“Prosight Fund”) has shared voting and dispositive power and 213,341 shares of common stock over which Prosight Plus Fund, LP (“Prosight Plus Fund”) has shared voting and dispositive power. Prosight Management is the general partner and investment manager of, and may be deemed to indirectly beneficially own securities owned by, Prosight Fund and Prosight Plus Fund. Prosight

Management is a sub-advisor for the Managed Accounts and may be deemed to indirectly beneficially own securities owned by the Managed Accounts. Prosight Partners is the general partner of, and may be deemed to beneficially own, securities beneficially owned by Prosight Management. Mr. Hawkins is the sole manager of, and may be deemed to beneficially own securities beneficially owned by, Prosight Partners. Prosight Fund disclaims beneficial ownership of the shares of common stock held by each of the Managed Accounts, Prosight Plus Fund and Mr. Hawkins. Prosight Plus Fund disclaims beneficial ownership of the shares of common stock held by each of the Managed Accounts, Prosight Fund, and Mr. Hawkins. Mr. Hawkins disclaims beneficial ownership of the shares of common stock held by each of the Managed Accounts, Prosight Fund and Prosight Plus Fund. The address for each of the foregoing named reporting persons is c/o Prosight Management, LP, 5956 Sherry Lane, Suite 1365, Dallas, Texas 75225.
(9)

Shares set forth under “Shares Beneficially Owned Before this Offering” consist of 692,042 shares of common stock held by Perceptive Life Sciences Master Fund, Ltd. (“Perceptive”). Perceptive Advisors LLC (“Perceptive Advisors”) is the investment advisor of Perceptive and may be deemed to have beneficial ownership of the shares beneficially owned thereby. Joseph Edelman is the controlling person of each of Perceptive and Perceptive Advisors and, accordingly, may be deemed to have beneficial ownership of the shares beneficially owned by each of Perceptive and Perceptive Advisors. Mr. Edelman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The principal business address of Perceptive is 51 Astor Place, 10th Floor New York, NY 10003.

(10)

Shares set forth under “Shares Beneficially Owned Before this Offering” consist of (i) 41,943 shares of common stock held by Sofinnova BioEquities Master Fund Ltd., (ii) 219,225 shares of common stock held by Sofinnova BioEquities Enhanced Master Fund, LP, (iii) 137,214 shares of common stock held by Blackstone CSP-MST FMAP Fund, (iv) 86,684 shares of common stock held by BEMAP Master Fund LTD, (v) 64,194 shares of common stock held by Crestline Summit Master, SPC – Healthcare-3 SP, (vi) 28,279 shares of common stock held by Crestline Summit Master, SPC – APEX SP, (vii) 20,097 shares of common stock held by Compass Offshore SAV II PCC Limited and (viii) 32,340 shares of common stock held by Compass SAV II L.L.C. (together the “Sofinnova Funds”). Sofinnova Investments, Inc. (“Sofinnova”) is the investment manager for the Sofinnova Funds and has shared voting and dispositive power over such shares. Eric Delbridge and James I. Healy have voting and/or investment power over the securities held by the Sofinnova Funds and Sofinnova and therefore may be deemed to have beneficial ownership of the securities held by the Sofinnova Funds. Each of Dr. Delbridge and Dr. Healy, however, disclaims any beneficial ownership of the shares held by the Sofinnova Funds. The address of the Sofinnova Funds and Sofinnova is c/o Sofinnova Investments, Inc., 3000 Sand Hill Road, Building 4, Suite 250, Menlo Park, CA 94025.

(11)

Shares set forth under “Shares Beneficially Owned Before this Offering” consist of 380,953 shares of common stock held by Citadel CEMF Investments Ltd. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP is the sole member of Citadel Advisors LLC. Citadel GP LLC is the General Partner of Citadel Advisors Holdings LP. Kenneth Griffin owns a controlling interest in Citadel GP LLC. Mr. Griffin, as the owner of a controlling interest in Citadel GP LLC, may be deemed to have shared power to vote and/or shared power to dispose of the securities held by Citadel CEMF Investments Ltd. This disclosure shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The business address of Citadel CEMF Investments Ltd. is Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131.

(12)

Shares set forth under “Shares Beneficially Owned Before this Offering” consist of 380,953 shares of common stock held by Longitude Prime Fund, L.P. (“LPF”). Longitude Prime Partners, LLC (“LPP”) is the general partner of LPF and may be deemed to have voting and investment power over the securities held by LPF. Juliet Tammenoms Bakker and Patrick Enright are the managing members of LPP and may be deemed to share voting and investment power over the securities held by LPF. Each of Ms. Tammenoms Bakker, Mr. Enright and LPP disclaim beneficial ownership of such securities, except to the extent of their respective pecuniary interest therein. The principal business address of Longitude is 2740 Sand Hill Road, Second Floor, Menlo Park, CA 94025.

(13)

Shares set forth under “Shares Beneficially Owned Before this Offering” consist of (i) 14,711 shares of common stock held by 667, L.P. (“667”) and (ii) 175,765 shares of common stock held by Baker Brothers Life Sciences, L.P. (“Life Sciences” and together with 667, the “Baker Funds”). Baker Bros. Advisors LP is the management company and investment advisor to the Baker Funds and has sole voting and investment power with respect to the shares held by the Baker Funds. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP. Julian C. Baker and Felix J. Baker are managing members of Baker Bros Advisors (GP) LLC. Baker Bros Advisors (GP) LLC, Felix J. Baker, Julian C. Baker and Baker Bros. Advisors LP may be deemed to be beneficial owners of the securities directly held by the Baker Funds. Julian C. Baker, Felix J. Baker, Baker Bros. Advisors LP and Baker Bros. Advisors (GP) LLC disclaim beneficial ownership of all shares held by the Baker Funds, except to the extent of their indirect pecuniary interest therein. The business address of Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014.

(14)

Shares set forth under “Shares Beneficially Owned Before this Offering” consist of (i) 91,427 shares of common stock held by Sphera Biotech Master Fund LP and (ii) 22,857 shares of common stock held by Sphera Global Healthcare Master Fund (together, the “Sphera Funds”), each of which has delegated its investment management authority to Sphera Global Healthcare Management LP. Sphera Global Healthcare Management LP is managed, controlled and operated by its general partner, Sphera Global Healthcare GP Ltd, the shares of which are owned 90% by Sphera Funds Management Ltd. The business address of the Sphera Funds and Sphera Global Healthcare Management LP is 4 Yitzhak Sadeh, Tel Aviv, Israel 6777520.

PLAN OF DISTRIBUTION

Each of the Selling Stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	through the writing or settlement of options, swaps, derivatives or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	in the over the counter market;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Stockholders may elect to make a pro rata in-kind distribution of securities to their members, partners or stockholders (as applicable) pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121 or the successor to such FINRA rules.

Each Selling Stockholder may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under the prospectus, or under an amendment to the prospectus under Rule 424(b) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under the prospectus. Each of the Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

There can be no assurance that any Selling Stockholders will sell any or all of the shares of common stock pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders may enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by the prospectus, which shares such broker-dealer or other financial institution may resell pursuant to the prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). In such event, any commissions received by such broker-dealers or agents and any profit on the resale of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%). Each of the Selling Stockholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We have advised each Selling Stockholder that it may not use shares, the offer and resale of which is being registered under the registration statement of which this prospectus is a part, to cover short sales of common stock made prior to the date on which the registration statement shall have been declared effective by the SEC. If a Selling Stockholder uses this prospectus for any sale of shares of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with an agreement between us and the Selling Stockholders, or we may be entitled to contribution.

We agreed to keep this prospectus effective until the earlier of the date that the securities (i) have been sold, pursuant to this prospectus or pursuant to Rule 144, or (ii) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, and without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

Certain legal matters relating to the validity of the Shares offered by this prospectus will be passed upon for us by Cooley LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•

Our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 8, 2023 (and any portions of our Definitive Proxy Statement on Schedule 14A filed on May 1, 2023, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 filed with the SEC on May 4, 2023 and August 7, 2023;

•

Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January  9, 2023, March  10, 2023, April  6, 2023, April  12, 2023, April  17, 2023, June  13, 2023, July  17, 2023, August  30, 2023, September  5, 2023, September  11, 2023, and October 13, 2023; and

•

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 15, 2019, including any amendments or reports filed for the purposes of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this prospectus, until the earlier of the date on which: (1) all of the securities, the offer and resale of which are registered hereunder, have been sold; or (2) the registration statement of which this prospectus is a part has been withdrawn.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Mirum Pharmaceuticals, Inc.

950 Tower Lane, Suite 1050

Foster City, California 94404

(650) 667-4085

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Item	Amount
SEC registration fee	$34,843
Legal fees and expenses	300,000
Accounting fees and expenses	25,000
Miscellaneous	5,000

Total	$364,843

Item 15. Indemnification of Officers and Directors

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or the DGCL, empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed legal action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our amended and restated certificate of incorporation, or certificate of incorporation, and amended and restated bylaws, or bylaws, provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL, except that no indemnification will be provided to a director, officer, employee, or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of our board of directors. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The bylaws also permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification of any such liability.

Section 102(b)(7) of the DGCL provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) transactions from which a director derives an improper personal benefit. Our certificate of incorporation includes such a provision. The effect of this provision is to eliminate the personal liability of directors for monetary damages or actions involving a breach of their fiduciary

II-I

duty of care, including any actions involving gross negligence. In addition, we have entered into indemnification agreements with our directors and officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service, so long as the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of us, and, with respect to any criminal action or proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. We also maintain director and officer liability insurance to insure our directors and officers against the cost of defense, settlement or payment of a judgment under specified circumstances.

Item 16. Exhibits

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation, as currently in effect (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 25, 2019, and incorporated by reference herein).

3.2	Amended and Restated Bylaws, as currently in effect (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 25, 2019, and incorporated by reference herein).

4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-232251), filed with the SEC on July 8, 2019, and incorporated by reference herein).

4.2	Form of Registration Rights Agreement (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 17, 2023, and incorporated by reference herein).

4.3	Investors’ Rights Agreement, dated November 5, 2018 (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-232251), filed with the SEC on June 21, 2019, and incorporated by reference herein).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table.

*	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Foster City, California, on October 13, 2023.

Mirum Pharmaceuticals, Inc.

By:	/s/ Christopher Peetz
Name: Christopher Peetz
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Peetz and Eric Bjerkholt, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Peetz Christopher Peetz	President, Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2023

/s/ Eric Bjerkholt Eric Bjerkholt	Chief Financial Officer (Principal Financial Officer)	October 13, 2023

/s/ Jody Howe Jody Howe	Senior Vice President, Global Controller (Principal Accounting Officer)	October 13, 2023

/s/ Mike Grey Mike Grey	Chairman of the Board	October 13, 2023

/s/ Laura Brege Laura Brege	Director	October 13, 2023

/s/ Lon Cardon Lon Cardon, Ph.D.	Director	October 13, 2023

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Signature	Title	Date

/s/ William C. Fairey William C. Fairey	Director	October 13, 2023

/s/ Laurent Fischer Laurent Fischer, M.D.	Director	October 13, 2023

/s/ Patrick Heron Patrick Heron	Director	October 13, 2023

/s/ Saira Ramasastry Saira Ramasastry, MS, MPhil	Director	October 13, 2023

/s/ Timothy Walbert Timothy Walbert	Director	October 13, 2023

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